Exhibit 107

Calculation of Filing Fee Table

Post-Effective Amendment No. 4 to Form S-1 on Form S-3

(Form Type)

NextNav Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses(1)

Security Type	Security Class Title	Amount of Securities Previously Registered(2)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Primary Offering:
Equity	Common Stock, $0.0001 par value per share	9,000,000(3)	$103,500,000	S-1	333-260687	November 22, 2021
Equity	Common Stock, $0.0001 par value per share	4,320,133(3)	$46,333,426.43	S-1	333-260687	November 22, 2021
Secondary Offering:
Equity	Common Stock, $0.0001 par value per share	95,816,105(4)	$1,027,627,726.13	S-1	333-260687	November 22, 2021
Equity	Warrants to purchase Common stock	9,000,000(4)	N/A(5)	S-1	333-260687	November 22, 2021

(1)	This registration statement constitutes Post-Effective Amendment No. 4 to the registration statement on Form S-1 (File No. 333-260687), originally filed with the SEC on November 2, 2021 and declared effective on November 22, 2021 (as amended and/or supplemented, the “Prior Registration Statement”). This Post-Effective Amendment No. 4 is being filed to convert the Prior Registration Statement into a registration statement on Form S-3. This Post-Effective Amendment No. 4 shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act. No additional securities are being registered under this Post-Effective Amendment No. 4. See “Explanatory Note” in this registration statement.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	No registration fee is payable in connection with (a) the 9,000,000 shares of Common Stock issuable upon exercise of certain public and private placement warrants and (b) the 4,320,133 shares of Common Stock issuable upon exercise of a private placement warrant that were previously registered under the Prior Registration Statement.

(4)	No registration fee is payable in connection with (a) the resale of 95,816,105 shares of Common Stock by the Selling Securityholders named in this registration statement and (b) the 9,000,000 private placement warrants that were previously registered on the Prior Registration Statement.

(5)	No separate fee due in accordance with Rule 457(g).